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Exhibit 4.1  Form of Common Stock Certificate

     NUMBER                                                         SHARES
------------------                                             -----------------


------------------                                             -----------------

                                   EWAN 1 Inc.

                                                           CUSIP NO. 30049W 10 9
                      AUTHORIZED COMMON STOCK: 100,000,000
                                PAR VALUE: $.001


THIS CERTIFIES THAT

is the record holder of

                       SHARES OF EWAN 1 INC. COMMON STOCK
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:


/s/ W.J. Kettle, Secretary                            /s/ W.J. Kettle, President
                                  EWAN 1, INC.
                                    CORPORATE
                                      SEAL
                                     NEVADA